                                                       Registration No. 33-91954
                                                       Registration No. 333-____
================================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                           -------------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                         AND
                            POST-EFFECTIVE AMENDMENT NO. 1
                          TO FORM S-8 REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                           -------------------------------

                                BLYTH INDUSTRIES, INC.
                (Exact name of registrant as specified in its charter)

          DELAWARE                                     36-2984916
     (State or other jurisdiction                      (I.R.S. Employer
          of incorporation)                            Identification No.)

                                 100 FIELD POINT ROAD
                             GREENWICH, CONNECTICUT 06830
                 (Address of Principal Executive Offices) (Zip Code)

                 AMENDED AND RESTATED 1994 EMPLOYEE STOCK OPTION PLAN
                  1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                               (Full Title of the Plan)

                                  ROBERT B. GOERGEN
                   CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                BLYTH INDUSTRIES, INC.
                                 100 FIELD POINT ROAD
                             GREENWICH, CONNECTICUT 06830
                                    (203) 661-1926
 (Name, address and telephone number, including area code, of agent for service)

                           -------------------------------
                                      Copies to:
     BRUCE D. KREIGER, ESQ.                       HAROLD B. FINN III, ESQ.
     BLYTH INDUSTRIES, INC.                       FINN DIXON & HERLING LLP
     100 FIELD POINT ROAD                         ONE LANDMARK SQUARE
     GREENWICH, CONNECTICUT  06830                STAMFORD, CONNECTICUT  06901

================================================================================
                           CALCULATION OF REGISTRATION FEE

======================  ==================  ===================  ==================  =============
                                             Proposed Maximum    Proposed Maximum      Amount of
Title of Securities           Amount             Offering            Aggregate       Registration
to be Registered         to be Registered    Price Per Share       Offering Price         Fee
----------------------  ------------------  -------------------  ------------------  -------------
Common Stock,
  $0.02 par value         500,000 shares        $33.00 (1)         $16,500,000 (1)   $4,867.50 (1)
======================  ==================  ===================  ==================  =============


(1) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the weighted average of (i) $33.00 per share for 13,073 options granted to date under the Amended and Restated 1994 Stock Option Plan and (ii) $33.00 per share for the remaining 486,927 shares, which is the average of the high and low prices of the Common Stock of the Registrant reported on the New York Stock Exchange on April 8, 1998. The required fee paid herewith is in addition to $4,389.65, which is the amount equal to the fee previously paid with respect to the Registration Statement on Form S-8 (No. 33-91954), pursuant to which 1,500,000 shares (as adjusted to reflect stock splits since the date of the filing thereof) were registered. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement contains a combined prospectus that also relates to 1,500,000 shares of Common Stock registered on Form S-8 (No. 33-91954), which became effective on May 5, 1995. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (No. 33-91954), and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with
     Section 8(c) of the Securities Act of 1933, as amended.

                                   EXPLANATORY NOTE

     Blyth Industries, Inc., a Delaware corporation (the "Company"), adopted the 1994 Employee Stock Option Plan, which has been amended and restated from time to time (as amended and restated, the "Employee Plan"), and the 1994 Stock Option Plan for Non-Employee Directors (the "Directors Plan") (collectively, the "Plans"). An aggregate of 1,500,000 shares of the common stock of the Company, $0.02 par value per share (the "Common Stock"), reserved for issuance upon the exercise of options awarded pursuant to such Plans, have been registered under the Securities Act of 1933, as amended (the "Act").

     This Registration Statement is intended to register the issuance by the Company of 500,000 shares of Common Stock which may be issued by the Company pursuant to the exercise of options that may be subsequently awarded under the Employee Plan.

     Also, this Registration Statement, this Post-Effective Amendment No. 1, and the reoffer prospectus included herein, are intended to register for reoffer and/or resale shares of Common Stock that have been issued upon exercise of options previously awarded under the Plans and shares that may be acquired in the future under options awarded under the Plans by persons who may be considered affiliates of the Company as defined by Rule 405 under the Act.

     The materials constituting the reoffer prospectus have been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8.

REOFFER PROSPECTUS

                               UP TO 2,000,000 SHARES

                              BLYTH INDUSTRIES, INC.

                                    COMMON STOCK



     This Prospectus relates to the resale of up to 2,000,000 shares of Common Stock, $0.02 par value ("Common Stock"), of Blyth Industries, Inc. (the "Company") which may in the future be issued pursuant to the exercise of options awarded to date, and which in the future may be awarded, under the Company's Amended and Restated 1994 Employee Stock Option Plan (as amended, the "Employee Plan") and the Company's 1994 Stock Option Plan for Non-Employee Directors (the "Directors Plan" and, together with the Employee Plan, the "Plans") to, and which may be offered for resale from time to time by, certain employees and directors of the Company and its subsidiaries named in Annex I hereto (the "Selling Stockholders"). See "Selling Stockholders."


     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). The Company will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Stockholders will pay the other costs, if any, associated with any sale of the Securities.


     The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "BTH." On April 9, 1998, the last reported sales price of the Common Stock on the NYSE was $35.9375 per share.


     SEE "RISK FACTORS" ON PAGE 2 FOR A DISCUSSION OF CERTAIN RISK AND OTHER FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
                  HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                    STATE SECURITIES COMMISSION PASSED UPON THE
                      ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                         ANY REPRESENTATION TO THE CONTRARY
                               IS A CRIMINAL OFFENSE.





                                    APRIL 13, 1998

                                     THE COMPANY

          Blyth Industries, Inc. ("Blyth" or the "Company") designs, manufactures, markets and distributes an extensive line of candles and home fragrance products, including scented candles, outdoor citronella candles, potpourri and environmental fragrance products, and markets a broad range of related candle accessories and decorative gift bags and gift tags. These products are sold under various brand names, including the names Colonial Candle of Cape Cod-Registered Trademark-, PartyLite Gifts-Registered Trademark-, Carolina Designs-TM-, Ambria-TM-, Canterbury-TM-, Florasense-Registered Trademark-, JeanMarie-Registered Trademark- and FilterMate-TM-. The Company is also a leading producer of portable heating fuel products sold under the Sterno-Registered Trademark- and Handy Fuel-Registered Trademark- brand names. The Company markets its products through a wide variety of distribution channels, including a network of sales representatives and home party plan sales representatives serving the consumer market and independent sales representatives and distributors serving the institutional market. Consumable products, which include candles, scented candles, outdoor citronella candles, potpourri, other fragrance products, portable heating fuels and decorative gift bags and gift tags, account for approximately 60% of the Company's net sales and candle accessories account for the balance of net sales. The Company believes that it is a leading supplier in the natural home fragrance industry based on net sales and the breadth of distribution channels served.

     The Company's net sales have grown substantially in the last 5 years, with internal growth and acquisitions contributing approximately 85% and 15%, respectively, to such growth. Internal growth has been generated by increased sales to the consumer market (including increased sales of acquired product lines), the introduction of new products and product line extensions and geographic expansion. The Company has successfully integrated numerous acquisitions and investments into its operations since its formation in 1977.
In May 1997, the Company acquired Endar Corp., a manufacturer of potpourri, scented candles and other fragrance products. The Company issued 1,900,786 shares of its Common Stock in the transaction. In late December 1997, the Company acquired the Sterno-Registered Trademark- and Handy Fuel-Registered Trademark- portable heating fuels product lines, including related manufacturing and distribution facilities, for $65.0 million.

     The business strategy of the Company has evolved into a strategy focusing on the broad category of home fragrance and candle products. This strategy flows from the Company's belief that customers "wardrobe" their homes through the use of candles, potpourri and other fragrance products in different fragrances, colors and forms. As a result, the Company believes that candles and potpourri are replacing scented air-freshener products. The Company's strategy is to sell high-quality fragrance and candle products, with a primary focus on the global consumer markets, which provide greater opportunities for growth and product differentiation and higher profit margins than does the institutional market. The Company believes that increased expenditures on the home and garden, increased emphasis on home entertaining and home fragrance and the gain in popularity of traditional, natural -- and, now, scented -- products have resulted in growth in demand for candles and related products and, recently, scented products. The Company's operating strategy has been, and will continue to be, to focus on the consumer market, to grow through new product development and geographic expansion, to market its products through all major domestic distribution channels with product offerings tailored to the requirements of each channel, to emphasize customer service, to realize efficiencies and cost improvements in manufacturing and distribution and to grow through international expansion and acquisitions. The Company has been successful in identifying new product opportunities to balance its sales and operating results throughout the fiscal year. The Company has identified international expansion as a key opportunity for future growth, and has recently completed construction of a manufacturing facility in Cumbria, England. The Company also recently commenced distribution from a leased facility in the Netherlands, and has commenced construction of an owned European distribution facility in the Netherlands.

     Unless otherwise indicated, all references in this Prospectus to the Company refer to Blyth Industries, Inc., a Delaware corporation incorporated in 1977, and its subsidiaries. The Company's principal executive offices are located at 100 Field Point Road, Greenwich, Connecticut 06830 and its telephone number is (203) 661-1926.

                                    RISK FACTORS

     Prospective purchasers of the Common Stock offered hereby should carefully consider the following factors, in addition to the information contained elsewhere in this Prospectus, in evaluating an investment in the Common Stock.


RISK OF INABILITY TO MAINTAIN GROWTH RATE

     The Company has grown substantially in recent years. The Company expects that its future growth will continue to be generated primarily by sales to the faster growing consumer market, rather than the institutional markets, which have grown more slowly than the consumer market and which the Company expects will continue to do so. The Company believes that its ability to continue to grow at a rate comparable to its historic growth rate will depend on continuing market acceptance of its existing products, the successful development and introduction of new products, the increase in production and distribution capacity to meet demand and the continued successful implementation of its strategy. The candle industry is driven by consumer tastes. Accordingly, there can be no assurance that the Company's existing or future products will maintain or achieve market acceptance. Although the Company's strategy has been successful to date, the Company expects that, as the Company grows, it will become more difficult to maintain its growth rate. In addition, the Company has grown in part through acquisitions and there can be no assurance that the Company will be able to continue to identify suitable acquisition candidates, to consummate acquisitions on terms favorable to the Company, to finance acquisitions or to successfully integrate acquired operations. No assurance can be given that the Company will continue to grow at a rate comparable to its historic growth rate.


ABILITY TO RESPOND TO INCREASED PRODUCT DEMAND

     The Company's continuing and significant internal growth has necessitated increases in personnel, expansion of its production and distribution facilities and enhancement of its management information systems. The Company's ability to meet future demand for its products in a timely and efficient manner will be dependent upon its success in (1) training, motivating and managing new employees, including a number of new senior managers, (2) bringing new production and distribution facilities on line in a timely manner, (3) improving management information systems in order to continue to be able to respond promptly to customer orders and (4) improving its ability to forecast anticipated product demand in order to continue to fill customer orders promptly. If the Company were unable to meet future demand for its products in a timely and efficient manner, its operating results could be materially adversely affected.


RISKS ASSOCIATED WITH INTERNATIONAL SALES AND FOREIGN-SOURCED PRODUCTS

     The Company sources a portion of its candle accessories and decorative gift bags and gift tags from independent manufacturers in the Pacific Rim, Europe and Mexico. In addition, since 1990, the Company's international business has grown at a faster rate than sales in the United States, and international net sales now represent over 15% of the Company's net sales. The Company is subject to the following risks inherent in foreign sales and manufacturing: fluctuations in currency exchange rates; economic and political instability; transportation delays; difficulty in maintaining quality control; restrictive actions by foreign governments; nationalizations; the laws and policies of the United States affecting importation of goods (including duties, quotas and taxes); and trade and foreign tax laws.


DEPENDENCE ON KEY MANAGEMENT PERSONNEL

     The Company's success depends to a significant degree upon the continued contributions of its key management personnel, particularly its Chairman, Chief Executive Officer and President, Robert B. Goergen. The Company does not have employment contracts with any of its key management personnel, nor does the Company maintain any key person life insurance policies. The loss of any of the Company's key management personnel could have a material adverse effect on the Company.


COMPETITION

     The Company's business is highly competitive, both in terms of price and new product introductions. The candle and fragrance products industry is highly fragmented, with numerous suppliers serving one or more of the distribution channels served by the Company. Because there are relatively low barriers to entry to the candle and fragrance products industry, the Company may face increased future competition from other companies, some of which may have substantially greater financial and marketing resources than those available to the Company. From time to time during the year-end holiday season, the Company experiences competition from candles manufactured in foreign countries, particularly China. In addition, certain of the Company's competitors focus on a particular geographic or single-product market and attempt to gain or maintain market share solely on the basis of price.


POSSIBLE VOLATILITY OF STOCK PRICE

     The market price of the Common Stock has fluctuated substantially in recent months. The price of the Common Stock may be subject to fluctuations in the future in response to operating results, general market movements and other factors. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock.


STOCK OWNERSHIP OF AND CONTROL BY MANAGEMENT

     Robert B. Goergen, the Chairman, Chief Executive Officer and President of the Company, beneficially owns approximately 13,962,971 shares of the outstanding Common Stock. Accordingly, although Mr. Goergen does not own a majority of the outstanding Common Stock, he will continue to be the largest single stockholder and therefore will have the ability effectively to control the management and affairs of the Company. The directors and executive officers of the Company as a group, including Mr. Goergen, beneficially own over 16 million shares of the outstanding Common Stock. If such persons vote their shares of Common Stock in the same manner, they will have, as a practical matter, sufficient voting power to elect the entire Board of Directors of the Company, and, in general, to determine the outcome of any corporate transactions or other matters submitted to the stockholders for approval, including mergers and sales of assets, and to prevent, or cause, a change in control of the Company. Also, because of their positions as executive officers and directors of the Company, such persons will have the ability, if they act together, generally to direct the business, affairs and operations of the Company.


SHARES ELIGIBLE FOR FUTURE SALE

     As of April 7, 1998, 49,106,227 shares of Common Stock were outstanding, including over 32 million shares of Common Stock that are tradeable in the public market without restriction unless purchased by affiliates of the Company. Sales of a substantial number of shares of Common Stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock.

ANTI-TAKEOVER PROVISIONS

     The Company's Restated Certificate of Incorporation and Restated By-laws and the Delaware General Corporation Law contain provisions which may delay or prevent, or make more costly, a change in control of the Company or the replacement of incumbent management.


DIVIDENDS

     The Company does not intend to pay cash dividends on the Common Stock for the foreseeable future. The Company intends to retain future earnings for reinvestment in its business.


SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     The Company is including the following cautionary statement in this Prospectus to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, the Company. Certain statements contained in, or incorporated by reference in, this Prospectus are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The forward-looking statements contained in, or incorporated by reference in, this Prospectus include all statements which are not statements of historical fact and are identified by the words "believe," "expect," "anticipate," "project" and similar expressions. The forward-looking statements contained in, or incorporated by reference in, this Prospectus are based on various assumptions, many of which are based, in turn, upon further assumptions. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectations, beliefs or projections will result or be achieved or accomplished. The risk factors set forth above and other factors and matters discussed elsewhere in this Prospectus and in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 1997 Annual Report on Form 10-K, which is incorporated by reference herein, are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Prospectus.


                                 SELLING STOCKHOLDERS

     The table attached as Annex I hereto sets forth, as of the date of this Prospectus or a subsequent date if amended or supplemented, (a) the name of each Selling Stockholder and his or her relationship to the Company during the past three years; (b) the number of shares of Common Stock that each Selling Stockholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although certain options actually vest over time); (c) the number of Securities offered pursuant to this Prospectus by each Selling Stockholder; and (d) the amount and percentage of the Common Stock outstanding to be held by such Selling Stockholder after giving effect to this offering. The information contained in Annex I may be amended or supplemented from time to time.


                                   USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Securities offered hereby.

                                 PLAN OF DISTRIBUTION

     The Securities may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale.
Sales may be made on the New York Stock Exchange or in private transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may from time to time enter into short sales and use the Securities to cover such short positions. The Selling Stockholders and any persons who participate in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Act"), and any discounts, commissions or concessions received by them and any discounts, commissions or concessions provided pursuant to the sale of Securities by them might be deemed to be underwriting discounts and commissions under the Act. In addition, any Securities covered by this Prospectus which qualify for resale pursuant to Rule 144 promulgated under the Act may be resold pursuant to Rule 144 rather than pursuant to this Prospectus. There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Securities covered by this Prospectus.


                                    LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Finn Dixon & Herling LLP, Stamford, Connecticut. As of the date hereof, certain attorneys who are partners of, or employed by, Finn Dixon & Herling LLP, and who have provided advice with respect to this offering, beneficially own an aggregate of 15,150 shares of Common Stock.


                                       EXPERTS

     The audited consolidated financial statements and schedules of the Company as of January 31, 1996 and 1997 and for each of the 3 fiscal years ending January 31, 1995, 1996 and 1997, incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 into this Prospectus and elsewhere in the Registration Statements of which this Prospectus forms a part, have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


                               AVAILABLE INFORMATION

     Registration Statements on Form S-8 under the Act, including amendments thereto, relating to the Securities offered hereby has been filed by the Company with the Securities and Exchange Commission (the "Commission"), Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statements and the exhibits and schedules thereto. For further information with respect to the Company and the Securities offered hereby, reference is made to such Registration Statements and exhibits and schedules filed as a part thereof. The Company also files periodic reports, proxy statements and other information with the Commission. A copy of the Registration Statements and such other materials may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statements and other such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. Copies of such documents may also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

     Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statements, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


                       INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Company's Annual Report on Form 10-K for the year ended January 31, 1997, including portions of the Company's Proxy Statement dated April 29, 1997 relating to the Company's 1997 Annual Meeting of Stockholders and portions of the Company's Annual Report to Stockholders for the fiscal year ended January 31, 1997, which are incorporated therein by reference.

          (b)  The Company's Proxy Statement dated April 29, 1997.

          (c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997.

          (d) The description of the Common Stock of the Company which is contained in the registration statement on Form 8-A filed by the Company on April 19, 1994.

          (e) The Company's Current Reports on Form 8-K filed on April 11, 1997, April 29, 1997, May 2, 1997, May 21, 1997, June 3, 1997, June 5,
     1997, December 2, 1997, January 2, 1998 (as amended by the Company's Form 8-K/A filed on March 13, 1998), March 25, 1998 and April 13, 1998.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be incorporated by reference into this Prospectus and shall be deemed to be part of this Prospectus from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, upon request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests for such copies should be directed to: Blyth Industries, Inc., 100 Field Point Road, Greenwich, Connecticut 06830 (Attention: Investor Relations Department) (telephone: (203) 661-1926).

                                       ANNEX I
                                 SELLING STOCKHOLDERS

Set forth below is: (a) the name of each Selling Stockholder and his or her relationship to the Company during the past three years; (b) the number of shares of Common Stock that each Selling Stockholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although certain options actually vest over time); (c) the number of Securities offered pursuant to this Prospectus by each Selling Stockholder (assuming that all options are fully exercisable); and (d) the amount and percentage of the Common Stock outstanding to be held by such Selling Stockholder after giving effect to this offering. Notwithstanding their inclusion in this Annex I, all of the Selling Stockholders expressly disclaim that they are affiliates of the Company. The Selling Stockholders are listed herein, whether or not they have a present intent to resell.

                                                     No. of                       No. of Shares      Percentage
                              Relationships to    Beneficially   No. of Shares     Owned After        Ownership
Name of Beneficial Owner        the Company       Shares Owned   Offered Hereby     Offering      After the Offering
------------------------        -----------       ------------   --------------     --------      ------------------
Roger A. Anderson (1)             Director           473,958          6,000          467,958               *

John W. Burkhart (2)             Director            593,264          6,000          587,264             1.2%

Pamela M. Goergen (3)             Director        13,450,810          6,000       13,444,810             27.4%

Neal I. Goldman                  Director            126,000          6,000          120,000               *

Roger H. Morley                   Director                --          4,500               --              --

John E. Preschlack (4)           Director            217,610          6,000          211,610               *

Frederick H. Stephens, Jr.       Director              8,100          4,500            3,600               *

Richard T. Browning            Vice President         41,000         40,000            1,000               *
                                 and Chief
                             Financial Officer

Albert A. Bergeron (5)        Vice President         248,200         82,000          166,200               *

Elwood L. La Forge, Jr.        Vice President         69,503         69,500                3               *

Howard E. Rose                Vice Chairman          225,179         24,000          201,179               *
                               and Director;
                              previously Vice
                               President and
                              Chief Financial
                                  Officer


     ----------------------------

     *Represents less than 1%.

(1) Includes 467,958 shares held by Galena Partners, Ltd., a limited partnership of which Mr. Anderson is a managing general partner. Mr. Anderson disclaims beneficial ownership of the shares held by Galena Partners, Ltd.

(2) Includes 189,300 shares held of record by Breezy Hill Enterprises, Inc. Pension Plan, of which Mr. Burkhart is trustee, and 276,564 shares held by Mr. Burkhart's wife. Mr. Burkhart disclaims beneficial ownership of the shares held by his wife.

(3) Includes 13,028,530 shares held by Robert B. Goergen, Mrs. Goergen's husband. Ms. Goergen disclaims beneficial ownership of the shares held by her husband, Robert B. Goergen.

(4) Includes 192,610 shares held directly and 19,000 shares held by Jaclyn Holdings, L.P., a limited partnership of which Mr. Preschlack is a general partner. Mr. Preschlack disclaims beneficial ownership of the shares held by Jaclyn Holdings, L.P.

(5)       Includes 2,400 shares held by Mr. Bergeron's spouse and children.

                               UP TO 2,000,000 SHARES

                               BLYTH INDUSTRIES, INC.

                                    COMMON STOCK


                                ---------------------


                                  REOFFER PROSPECTUS


                                ---------------------


                                 TABLE OF CONTENTS

                                                          PAGE

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . .1
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . .2
SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . .4
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . .4
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . .5
LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . .5
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . .5
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . .5
INCORPORATION OF DOCUMENTS BY REFERENCE. . . . . . . . . . .6
ANNEX I - SELLING STOCKHOLDERS . . . . . . . . . . . . . . .7

                            -----------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                    APRIL 13, 1998

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Company's Annual Report on Form 10-K for the year ended January 31, 1997, including portions of the Company's Proxy Statement dated April 29, 1997 relating to the Company's 1997 Annual Meeting of Stockholders and portions of the Company's Annual Report to Stockholders for the fiscal year ended January 31, 1997, which are incorporated therein by reference.

          (b)  The Company's Proxy Statement dated April 29, 1997.

          (c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997.

          (d) The description of the Common Stock of the Company which is contained in the registration statement on Form 8-A filed by the Company on April 19, 1994.

          (e) The Company's Current Reports on Form 8-K filed on April 11, 1997, April 29, 1997, May 2, 1997, May 21, 1997, June 3, 1997, June 5,
     1997, December 2, 1997, January 2, 1998 (as amended by the Company's Form 8-K/A filed on March 13, 1998), March 25, 1998 and April 13, 1998.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Section 102(b)(7) of the Delaware Corporation Law (the "DGCL"),
Article VI of the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 33-77458)) eliminates the liability of the Registrant's directors to the Registrant or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article IX, Section 1 of the Registrant's Restated By-Laws (the "By-laws") (filed as Exhibit 3.2 to the

Registrant's Registration Statement on Form S-1 (No. 33-77458)) requires the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors (a form of which is filed as Exhibit
10.15 to the Registrant's Registration Statement on Form S-1 (No. 33-77458)), which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL.

     The Registrant maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries insuring such persons against liabilities, including liabilities under the securities laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.


     Exhibit
     Number
     -------

      3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (No. 33-77458)).

      3.2 Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 No. 33-77458)).

      4.1 Amended and Restated 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K as filed with the SEC on April 13, 1998).

      4.2 Form of Nontransferable Incentive Stock Option Agreement under the Amended and Restated 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

      4.3 Form of Nontransferable Non-Qualified Stock Option Agreement under the Amended and Restated 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

      4.4 1994 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

      4.5 Form of Stock Option Agreement under the 1994 Stock Option Plan for Non-Employee Directors of the Company (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1 (No. 33-77458)).

      5.1* Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.

     23.1*     Consent of Grant Thornton LLP.

     23.2 Consent of Finn Dixon & Herling LLP (contained in Exhibit 5.1 hereto).

     24.1      Power of Attorney (included on the signature pages).

     -------------------------
     *Filed herewith.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement and this Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on this 13th day of April, 1998.

                                   BLYTH INDUSTRIES, INC.



                                   By:  /s/Robert B. Goergen
                                        ---------------------------------
                                        Robert B. Goergen,
                                        Chairman of the Board, Chief
                                        Executive Officer and President

                                  POWERS OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Goergen, Richard T. Browning, Bruce D. Kreiger and Howard E. Rose jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and this Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


          Signature                     Title                         Date


/s/ Robert B. Goergen              Chairman, Chief Executive     April 13, 1998
--------------------------         Officer and President;
     Robert B. Goergen             Director (Principal
                                   Executive Officer)

/s/ Richard T. Browning            Vice President and Chief      April 13, 1998
--------------------------         Financial Officer
     Richard T. Browning           (Principal Financial and
                                   Accounting Officer)

/s/ Howard E. Rose                 Vice Chairman and Director    April 13, 1998
--------------------------
     Howard E. Rose

/s/ Roger A. Anderson              Director                      April 13, 1998
--------------------------
     Roger A. Anderson

/s/ John W. Burkhart               Director                      April 13, 1998
--------------------------
     John W. Burkhart

/s/ Pamela M. Goergen              Director                      April 13, 1998
--------------------------
     Pamela M. Goergen

/s/ Neal I. Goldman                Director                      April 13, 1998
--------------------------
     Neal I. Goldman

/s/ Roger H. Morley                Director                      April 13, 1998
--------------------------
     Roger H. Morley

/s/ John E. Preschlack             Director                      April 13, 1998
--------------------------

     John E. Preschlack

/s/ Frederick H. Stephens, Jr.     Director                 April 13, 1998
--------------------------------
     Frederick H. Stephens, Jr.



                                    EXHIBIT INDEX

Exhibit No.                        Description                          Page No.
   3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (No. 33-77458)).

   3.2 Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (No. 33-77458)).

   4.1 Amended and Restated 1994 Employee Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K; as filed with the SEC on April 13,
               1998).

   4.2 Amended and Restated Form of Nontransferable Incentive Stock Option Agreement under the 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

   4.3 Amended and Restated Form of Nontransferable Non-Qualified Stock Option Agreement under the 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

   4.4 1994 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

   4.5 Form of Stock Option Agreement under the 1994 Stock Option Plan for Non-Employee Directors of the Company (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1 (No. 33-77458)).

   5.1* Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.

  23.1*        Consent of Grant Thornton LLP.

  23.2 Consent of Finn Dixon & Herling LLP (contained in Exhibit 5.1 hereto)


  24.1         Power of Attorney (included on the signature pages).


     -----------------
     *Filed herewith